As filed with the Securities and Exchange Commission on August 25, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

FS Energy and Power Fund II

(Exact name of registrant as specified in its charter)

Delaware	46-4783632
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on
to be so registered	which each class is to be registered

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-195237

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares of Beneficial Interest, par value $0.001 per share
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                                                         Description of the Registrant’s Securities to be Registered

The securities to be registered hereby are common shares of beneficial interest, par value $0.001 per share, of FS Energy and Power Fund II (the “Registrant”). The description of the common shares of beneficial interest contained in the sections entitled “Description of Our Securities,” “Suitability Standards,” “Share Repurchase Program” and “Distributions” in the Prospectus included in the Registrant’s Registration Statement on Form N-2 (File No. 333-195237), filed with the Securities and Exchange Commission on April 14, 2014 (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.                                                         Exhibits

The following exhibits to this registration statement have been filed as exhibits to the Registrant’s Registration Statement on Form N-2 (File No. 333-195237) and are hereby incorporated herein by reference:

3.1                                                                               Amended and Restated Declaration of Trust (Incorporated by reference to Exhibit (a)(3) to the Registrant’s Registration Statement on Form N-2 filed on August 22, 2014 (Registration No. 333-195237)).

3.2                                                                               Bylaws (Incorporated by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-2 filed on August 22, 2014 (Registration No. 333-195237)).

4.1                                                                               Distribution Reinvestment Plan (Incorporated by reference to Exhibit (e) to the Registrant’s Registration Statement on Form N-2 filed on August 22, 2014 (Registration No. 333-195237)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 25, 2014

FS ENERGY AND POWER FUND II

	By:	/s/ Michael C. Forman
Name: Michael C. Forman
Title: President and Chief Executive Officer